Exhibit (d)(5)

AMENDMENT NO. 3 TO INVESTMENT ADVISORY AGREEMENT BETWEEN
SSGA FUNDS MANAGEMENT, INC.
AND
STATE STREET NAVIGATOR SECURITIES LENDING TRUST

This Amendment No. 3 is made as of  May 26, 2011 (the “Amendment”) to the Investment Advisory Agreement dated as of the May 1, 2001 (as amended and in effect from time to time, the “Agreement”) by and between SSgA Funds Management, Inc. (the “Adviser”) and State Street Navigator Securities Lending Trust (the “Investment Company”).  Capitalized terms used in this Amendment without definition shall have the meaning given to them in the Agreement.

WHEREAS, the Investment Company and the Adviser desire to revise the language establishing the Adviser’s standard of care under the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in the Agreement and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the Investment Company and the Adviser hereby agree to amend the Agreement as follows:

PART I.    AMENDMENTS TO AGREEMENT

1.	The Agreement is amended by deleting clause (a) of Section 9 and replacing it with the following:

“(a) negligence, bad faith or willful misconduct on the part of the Adviser in the performance of its obligations and duties hereunder,”

PART II.    MISCELLANEOUS

1.	All other terms and conditions of the Agreement remain in full force and effect except as they may be modified hereby.

2.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

State Street Navigator Securities Lending Trust

By:	/s/ Nancy L. Conlin
Name:	Nancy L. Conlin
Title:	Secretary

SSgA Funds Management, Inc.

By:	/s/ James E. Ross
Name:	James E. Ross
Title:	President